                                  Exhibit 23.2



                   Consent of Independent Public Accountants





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





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1997, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and our report dated February 20, 1997, except for Note 2, as to which the date is March 5, 1997, on our audits of the supplemental consolidated financial statements of The Colonial BancGroup, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which reports are included in The Colonial BancGroup, Inc.'s Annual Report on Form 8-K for the year ended December 31, 1996.



                                                    /s/ Coopers & Lybrand L.L.P.

Birmingham, Alabama
May 21, 1997










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